Exhibit 99.1

NEWS FROM SEI

Investor Contact:	Media Contact:
Murray Louis	Dana Grosser
SEI	SEI
(610) 676-1932	(610) 676-2459
mlouis@seic.com	dgrosser@seic.com
Pages: 8

FOR IMMEDIATE RELEASE

SEI REPORTS SECOND-QUARTER 2011 FINANCIAL RESULTS

OAKS, Pa., July 21, 2011 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for second-quarter 2011. Diluted earnings per share were $.29 in second-quarter 2011 compared to $.28 in second-quarter 2010.

Consolidated Overview	For the Three Months			For the Six Months
(In thousands, except earnings per share)	Ended June 30,			Ended June 30,
	2011	2010	%	2011	2010	%

Revenues	$237,760	$228,388	4%	$470,253	$449,923	5%
Net Income attributable to SEI	53,603	53,478	—%	111,331	112,898	(1%)
Diluted Earnings Per Share	$0.29	$0.28	4%	$0.59	$0.59	—%

“Our second-quarter results came in essentially flat versus both year-ago and first-quarter levels,” said Alfred P. West, Jr., SEI Chairman and CEO. “These results reflect the increased Global Wealth Platform spending, which is preparing us to launch GWP in the US for our bank and advisor segments. While we’re excited about the opportunity that GWP provides, we are not satisfied with short-term performance. We are working hard to increase revenues and control costs. While we believe our accelerated spending will continue to put pressure on financial results in the short-term, particularly in the banking segment, we are confident that we are well-positioned for long-term growth in all of our business segments.”

Summary of Second-Quarter and Year to Date Results by Business Segment

(In thousands)	For the Three Month Period			For the Six Month Period
	Ended June 30,			Ended June 30,
	2011	2010	%	2011	2010	%
Private Banks:
Revenues	$87,873	$90,091	(2%)	$174,582	$177,212	(1%)
Expenses	86,274	78,612	10%	168,677	156,211	8%

Operating Profit	$1,599	$11,479	(86%)	$5,905	$21,001	(72%)
Operating Margin	2%	13%		3%	12%

Investment Advisors:
Revenues	49,768	46,398	7%	97,876	91,861	7%
Expenses	27,734	28,120	(1%)	54,774	55,703	(2%)

Operating Profit	22,034	18,278	21%	43,102	36,158	19%
Operating Margin	44%	39%		44%	39%

Institutional Investors:
Revenues	54,731	51,446	6%	107,916	101,785	6%
Expenses	27,406	26,576	3%	54,359	52,956	3%

Operating Profit	27,325	24,870	10%	53,557	48,829	10%
Operating Margin	50%	48%		50%	48%

Investment Managers:
Revenues	44,452	39,440	13%	87,893	77,050	14%
Expenses	29,282	25,596	14%	57,281	50,155	14%

Operating Profit	15,170	13,844	10%	30,612	26,895	14%
Operating Margin	34%	35%		35%	35%

Investments in New Businesses:
Revenues	936	1,013	(8%)	1,986	2,015	(1%)
Expenses	2,920	2,739	7%	6,045	5,400	12%

Operating Loss	(1,984)	(1,726)	15%	(4,059)	(3,385)	20%
Operating Margin	N/A	N/A		N/A	N/A

Totals:
Revenues	$237,760	$228,388	4%	$470,253	$449,923	5%
Expenses	173,616	161,643	7%	341,136	320,425	6%
Corporate overhead expenses	10,720	9,941	8%	21,368	19,658	9%
Noncontrolling interest reflected in segments	(533)	(368)	N/A	(805)	(677)	N/A

Income from operations	$53,957	$57,172	(6%)	$108,554	$110,517	(2%)

Second-Quarter Business Commentary:

•

Asset management, administration, and distribution fee revenues increased, primarily due to higher asset balances under management and administration from existing clients as a result of improved capital markets.

•	Assets under management increased $1.1 billion to $180.3 billion at June 30, 2011, as compared to $179.2 billion at March 31, 2011.

•	Sales events, net of client losses, during second-quarter 2011 totaled $9.0 million and are expected to generate net annualized recurring revenues of approximately $8.4 million.

•

Total consolidated expenses in second-quarter 2011 reflect increased spending on the Global Wealth Platform. During the second-quarter 2011, we incurred additional costs related to system enhancements to meet new and existing client requirements as well as production and maintenance costs to run the platform. These costs mainly include personnel, consulting, and outsourcing and are the primary cause for the expense increase in the Private Banks segment.

•	Prior-year Private Banks segment revenues and profits include $5.0 million of one-time contract termination fees from a bank client lost as a result of an acquisition.

•	Net income attributable to SEI includes losses from SIV securities of $1.9 million in second-quarter 2011 compared to gains of $3.9 million in second-quarter 2010.

•	The effective tax rates were 34.7 percent for the second-quarter 2011 as compared to 37.8 percent for the second-quarter 2010. The decrease in the tax rate was due to tax planning strategies.

•	In the second-quarter 2011, SEI purchased 2.5 million shares of its common stock for $55.7 million.

•	In the second-quarter 2011, we made a $20.0 million payment on our long-term debt. As of June 30, 2011, the remaining balance on our debt is $40.0 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM ET on July 21, 2011. Investors may listen to the call at www.seic.com/investors or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-866-847-7860; (International) 703-639-1427, access code 210438.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of investment processing, fund processing, and investment management business outsourcing solutions that help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of June 30, 2011, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages or administers $430 billion in mutual fund and pooled assets or separately managed assets, including $180 billion in assets under management and $250 billion in client assets under administration. For more information, visit www.seic.com.

Many of the statements in this release may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2011	2010

Asset management, admin. and distribution fees	$172,331	$154,774
Information processing and software servicing fees	56,035	61,296
Transaction–based and trade execution fees	9,394	12,318

Total revenues	237,760	228,388

Subadvisory, distribution and other asset mgmt costs	26,304	24,600
Software royalties and other information processing costs	7,188	6,374
Brokerage commissions	6,599	8,666
Compensation, benefits and other personnel	72,613	67,012
Stock-based compensation	3,810	6,278
Consulting, outsourcing and professional fees	29,398	22,702
Data processing and computer related	11,610	10,417
Facilities, supplies and other costs	14,098	13,586
Amortization	6,792	5,997
Depreciation	5,391	5,584

Total expenses	183,803	171,216

Income from operations	53,957	57,172

Net (loss) gain on investments	(1,948)	3,594
Interest and dividend income	1,436	1,502
Interest expense	(155)	(415)
Other income, net	—	1,070
Equity in earnings of unconsolidated affiliate	29,530	23,519

Income before taxes	82,820	86,442

Income taxes	28,707	32,603

Net income	54,113	53,839

Less: Net income attributable to noncontrolling interest	(510)	(361)

Net income attributable to SEI	$53,603	$53,478

Diluted earnings per common share	$0.29	$0.28

Shares used to calculate diluted earnings per common share	187,020	191,500

Basic earnings per common share	$0.29	$0.28

Shares used to calculate basic earnings per common share	184,585	189,356

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Six Months Ended June 30,
	2011	2010

Asset management, admin. and distribution fees	$339,835	$307,712
Information processing and software servicing fees	111,859	119,922
Transaction–based and trade execution fees	18,559	22,289

Total revenues	470,253	449,923

Subadvisory, distribution and other asset mgmt costs	52,600	50,183
Software royalties and other information processing costs	14,205	12,448
Brokerage commissions	13,180	16,091
Compensation, benefits and other personnel	143,638	134,228
Stock-based compensation	7,542	12,935
Consulting, outsourcing and professional fees	55,396	43,409
Data processing and computer related	22,913	20,345
Facilities, supplies and other costs	28,200	27,080
Amortization	13,023	11,897
Depreciation	11,002	10,790

Total expenses	361,699	339,406

Income from operations	108,554	110,517

Net gain on investments	5,330	21,073
Interest and dividend income	2,980	3,202
Interest expense	(359)	(886)
Other income, net	—	1,070
Equity in earnings of unconsolidated affiliate	58,479	47,593

Income before taxes	174,984	182,569

Income taxes	62,831	68,872

Net income	112,153	113,697

Less: Net income attributable to the noncontrolling interest	(822)	(799)

Net income attributable to SEI	$111,331	$112,898

Diluted earnings per common share	$0.59	$0.59

Shares used to calculate diluted earnings per common share	187,757	191,281

Basic earnings per common share	$0.60	$0.60

Shares used to calculate basic earnings per common share	185,186	189,652

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited) June 30, 2011	December 31, 2010
Assets

Cash and short-term investments	$442,311	$496,292
Restricted cash	4,000	4,000
Receivables, net	180,660	165,772
Securities owned	21,032	—
Other current assets	17,130	17,655

Total current assets	665,133	683,719

Property and equipment, net	136,543	140,568
Marketable securities	138,479	179,364
Capitalized software, net	302,337	294,332
Investment in unconsolidated affiliate	72,439	64,409
Other assets, net	15,874	14,831

Total assets	$1,330,805	$1,377,223

Liabilities

Current liabilities	$104,551	$127,600
Long-term debt	40,000	95,000
Deferred income taxes	91,643	92,253
Long-term liabilities	7,549	5,645

Total SEI Investments Company shareholders’ equity	1,070,160	1,041,570
Noncontrolling interest	16,902	15,155

Total Equity	1,087,062	1,056,725

Total liabilities and equity	$1,330,805	$1,377,223

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

(Unaudited)

	Jun. 30, 2010	Sep. 30, 2010	Dec. 31, 2010	Mar. 31, 2011	Jun. 30, 2011
Private Banks:
Equity/Fixed Income prgms.	$11,769	$12,842	$13,512	$14,809	$16,720
Collective Trust Fund prgms.	640	615	626	576	504
Liquidity funds	5,175	5,034	5,120	5,217	4,918

Total assets under mgmt.	$17,584	$18,491	$19,258	$20,602	$22,142

Client assets under admin.	10,335	10,557	10,672	11,227	10,994

Total assets	$27,919	$29,048	$29,930	$31,829	$33,136

Investment Advisors:
Equity/Fixed Income prgms.	$23,699	$26,091	$27,680	$28,296	$28,410
Collective Trust Fund prgms.	2,066	2,028	1,820	1,618	1,499
Liquidity funds	2,635	2,253	1,641	1,551	1,651

Total assets under mgmt.	$28,400	$30,372	$31,141	$31,465	$31,560

Institutional Investors:
Equity/Fixed Income prgms.	$43,506	$47,667	$48,699	$51,287	$51,180
Collective Trust Fund prgms.	643	641	623	608	482
Liquidity funds	2,558	3,475	3,382	3,202	3,146

Total assets under mgmt.	$46,707	$51,783	$52,704	$55,097	$54,808

Investment Managers:
Equity/Fixed Income prgms.	$1	$1	$1	$37	$50
Collective Trust Fund prgms.	7,366	7,781	8,177	8,841	10,372
Liquidity funds	428	423	313	139	179

Total assets under mgmt.	$7,795	$8,205	$8,491	$9,017	$10,601

Client assets under admin. (A)	220,459	227,777	233,079	238,335	238,432

Total assets	$228,254	$235,982	$241,570	$247,352	$249,033

Investments in New Businesses:
Equity/Fixed Income prgms.	$496	$533	$569	$598	$558
Liquidity funds	74	82	65	56	41

Total assets under mgmt.	$570	$615	$634	$654	$599

LSV Asset Management
Equity/Fixed Income prgms.	$47,822	$54,492	$60,058	$62,370	$60,626

Consolidated:
Equity/Fixed Income prgms (B)	$127,293	$141,626	$150,519	$157,397	$157,544
Collective Trust Fund prgms.	10,715	11,065	11,246	11,643	12,857
Liquidity funds	10,870	11,267	10,521	10,165	9,935

Total assets under mgmt.	$148,878	$163,958	$172,286	$179,205	$180,336

Client assets under admin. (C)	230,794	238,334	243,751	249,562	249,426

Total assets	$379,672	$402,292	$416,037	$428,767	$429,762

(A)	Client assets under administration in the Investment Managers segment include $52.2 billion of assets balances that require limited services and therefore are at fee levels below our normal full service assets (as of June 30, 2011).
(B)	Equity/Fixed Income programs include $2.4 billion of assets invested in various asset allocation funds at June 30, 2011.
(C)	In addition to the numbers presented, SEI also administers an additional $4.7 billion in Funds of Funds assets (as of June 30, 2011) on which SEI does not earn an administration fee.